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                                                                    EXHIBIT 24.2

                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 5, 1995 with respect to the balance sheet of IDS Futures Corporation dated November 30, 1994 included in Amendment No. 1 to the Registration Statement (Form S-1 No. 33-86894) and related Prospectus of IDS Managed Futures, L.P. for the registration of $50,000,000 of limited partnership interests.



                                                    Ernst & Young LLP



June 23, 1995
Minneapolis, Minnesota